EXHIBIT 10.4
RESTRICTED STOCK AGREEMENT
THIS AGREEMENT is made as of February 19, 2026 (the “Effective Date”) between Oil States International, Inc., a Delaware corporation (the “Company”), and Cindy B. Taylor (“Employee”).
To carry out the purposes of the Second Amended and Restated Equity Participation Plan of Oil States International, Inc. (as amended from time to time, the “Plan”), by affording Employee the opportunity to acquire restricted shares of common stock of the Company (“Stock”), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Employee hereby agree as follows:
1.    Award of Shares. Upon execution of this Agreement, the Company shall issue 160,000 shares of Stock to Employee. Employee acknowledges receipt of a copy of the Plan, and agrees that this award of Stock shall be subject to all of the terms and conditions set forth herein and in the Plan, including future amendments thereto, if any, pursuant to the terms thereof, which Plan is incorporated herein by reference as a part of this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall govern.
2.    Forfeiture Restrictions. The Stock issued to Employee pursuant to this Agreement may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of to the extent then subject to the Forfeiture Restrictions (as hereinafter defined), and in the event of termination of Employee’s employment with the Company or any of its Subsidiaries or Affiliates for any reason (other than as provided in Section 3), automatically upon such termination, Employee shall, for no consideration, forfeit to the Company all Stock to the extent then subject to the Forfeiture Restrictions. The prohibition against transfer and the obligation to forfeit and surrender Stock to the Company upon termination of employment or service are herein referred to as the “Forfeiture Restrictions,” and the shares which are then subject to the Forfeiture Restrictions are herein sometimes referred to as the “Restricted Shares.” The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of the Stock. The Forfeiture Restrictions shall lapse as to Stock issued to Employee pursuant to this Agreement as follows: (a) with respect to 33% of the Restricted Shares, on the first anniversary of the Effective Date, (b) with respect to 67% of the Restricted Shares, on the second anniversary of the Effective Date, (c) with respect to 100% of the Restricted Shares, on the third anniversary of the Effective Date.
3.    Effect of Certain Events on Vesting.
(a)    Change of Control. If a “Change of Control” (as defined in the Plan) of the Company occurs while Employee is employed by the Company, the Forfeiture Restrictions shall lapse as to all of the Restricted Shares on the date such Change of Control occurs.
(b)    Termination of Employment or Service due to Disability or Death. If Employee incurs a “Disability” (as defined in Treasury Regulation Section 1.409A-3(i)(4) that also meets the definition of “disability” under the Company’s long-term disability plan), or Employee’s service terminates due to Employee’s death, the Forfeiture Restrictions shall lapse as to all of the Restricted Shares on the earliest of such events. Notwithstanding the foregoing, in the event that the Disability or death, as applicable, occurs prior to the eighteen (18)-month anniversary of the Effective Date, the number of Restricted Shares as to which the Forfeiture Restrictions shall lapse shall be multiplied by a fraction, the numerator of which is equal to the number of Employee’s actual days of service from the Effective Date to the date of Disability or death, as applicable, and the denominator of which is equal to the total number of days in the period from the Effective Date through the third anniversary of the Effective Date (determined without regard to the occurrence of the applicable vesting event).
(c)    Termination of Employment or Service without Cause or due to Retirement. If on or after the Effective Date Employee terminates service with the Company on or after age fifty-eight (58) for a reason other than death or Disability (“Retirement”), or the Company terminates Employee’s service with the Company for a reason other than “Cause” (as defined below), and not by reason of Employee’s death or Disability (“Involuntary Termination”), the Forfeiture Restrictions shall lapse as to all of the Restricted Shares on the date of such termination (the “Retirement Date” or “Involuntary Termination Date,” as applicable); provided, however, that if the Retirement Date or Involuntary Termination Date, as applicable, occurs prior to the eighteen (18)-month anniversary of the Effective Date, then the number of Restricted Shares as to which the Forfeiture Restrictions shall lapse shall be multiplied by a fraction, the numerator of which is equal to the number of Employee’s actual days of service from the Effective Date to Employee’s Retirement Date or Involuntary Termination Date, as applicable, and the denominator of which is equal to the total number of days in the period from the Effective Date through the third anniversary of the Effective Date (determined without regard to Employee’s Retirement or Involuntary Termination).
(d)    For purposes of this Agreement, “Cause” means “cause” (or a term of like import) as defined in Employee’s individual employment, consulting or severance agreement with the Company or an affiliate in effect at the time of Employee’s termination of service or, in the absence of such an agreement or definition, shall mean (i) Employee’s conviction of (or plea of nolo contendere to) a felony, dishonesty or a breach of trust as regards the Company or any subsidiary; (ii) Employee’s commission of any act of theft, fraud, embezzlement or misappropriation against the Company or any subsidiary that is materially injurious to the Company or such subsidiary regardless of whether a criminal conviction is obtained; (iii) Employee’s willful and continued failure to devote at least 60% of Employee’s business time to the Company’s business affairs (excluding failures due to illness, incapacity, vacations, incidental civic activities and incidental personal time) which failure is not remedied within a reasonable time after written demand is delivered by the Company, which demand specifically identifies the manner in which the Company believes that Employee has failed to devote 60% of her business time to the Company’s business affairs; or (iv) Employee’s unauthorized disclosure of confidential information of the Company or any subsidiary that is materially injurious to the Company or such subsidiary. For purposes of the preceding sentence, no act, or failure to act, on Employee’s part shall be deemed “willful” unless done, or omitted to be done, by Employee not in good faith and without reasonable belief that Employee’s action or omission was in the best interest of the Company.
(e)    Termination of Employment or Service for Any Other Reason. If Employee’s service with the Company is terminated and neither (a), (b) nor (c) above applies, the Restricted Shares that remain subject to the Forfeiture Restrictions automatically shall be forfeited in full, without payment, on the applicable termination date.
4.    Book-Entry Shares and Ownership Rights. The Company (or its designated transfer agent) will complete the delivery of the Restricted Shares by means of electronic, book-entry statement, rather than issuing physical share certificates, and the Restricted Shares will remain in such book-entry form until the award becomes vested and no longer subject to any Forfeiture Restrictions under this Agreement. The Company may place any legends or notations on the book-entry records as it deems necessary or appropriate to reflect the terms, conditions and restrictions applicable to the Restricted Shares. The Employee shall have no right to receive physical stock certificates representing any shares of Stock subject to the Restricted Shares prior to settlement. From and after the Effective Date, unless Employee forfeits the Restricted Shares prior to settlement, Employee will be entitled to all the rights of absolute ownership of the Restricted Shares granted under this Agreement, including the right to vote those shares; provided, however, that in the event any dividends paid by the Company with respect to the Restricted Shares prior to the expiration of the Forfeiture Restrictions shall be held in escrow by the Company and paid to Employee, if at all, at the time the Forfeiture Restrictions expire on the Restricted Shares for which the dividend accrued.
5.    Consideration. It is understood that the consideration for the issuance of the Restricted Shares shall be Employee’s agreement to render future services to the Company, which services shall have a value not less than the par value of such Restricted Shares.
6.    Withholding of Tax. To the extent that a tax election by Employee or the receipt of Stock by Employee results in compensation income to Employee for federal or state tax purposes, Employee shall deliver to the Company at the time of such event, such amount of money or shares of Stock (which form of payment shall be determined by Employee) as the Company may require to meet its withholding obligation under applicable tax laws or regulations, and, if Employee fails to do so, the Company is authorized to withhold from any cash remuneration then or thereafter payable to Employee any tax required to be withheld by reason of such resulting compensation income. To the extent that the lapse of any Forfeiture Restrictions results in compensation income to Employee for federal or state tax purposes and Employee, in Employee’s discretion, has not otherwise made arrangements to satisfy its withholding obligation, the Company shall withhold from the prior Restricted Shares such shares of Stock as the Company may require to meet its withholding obligations under applicable tax laws or regulations. Notwithstanding the foregoing, in satisfaction of the preceeding obligations where Employee is to receive distribution of Stock, Employee may elect, in Employee’s discretion, to have the Company withhold shares of Stock otherwise payable pursuant to this Agreement with a value in excess of minimum tax withholding obligations, but not in excess of the allowable withholding determined by the maximum individual statutory rate in the applicable jurisdiction.
7.    Status of Stock. Employee agrees that the Restricted Shares will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws. Employee also agrees that (i) the Company may refuse to register the transfer of the Restricted Shares on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (ii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Shares.
8.    Service Relationship. For purposes of this Agreement, Employee shall be considered to be in the service of the Company as long as Employee remains an employee or a service provider of the Company, any parent or subsidiary entity of the Company or any successor to any of the foregoing. Any question as to whether and when there has been a termination of such service, and the cause of such termination, shall be determined by the Committee, and its determination shall be final.
9.    Clawback Policy. Notwithstanding any provision in this Agreement or the Plan to the contrary, (a) to the extent required by applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any Securities and Exchange Commission rule or any applicable securities exchange listing standards, and/or (b) as otherwise determined by the Committee or the Board of Directors of the Company (the “Board”), awards and amounts paid or payable pursuant to or with respect to awards shall be subject to the provisions of any applicable clawback policies or procedures that may be adopted or amended by the Board from time to time, including but not limited to the Oil States International, Inc. Incentive-Based Compensation Recoupment Policy, which clawback policies or procedures may provide for forfeiture, repurchase and/or recoupment of awards and amounts paid or payable pursuant to or with respect to awards. Notwithstanding any provision of the Plan or any award agreement to the contrary, the Company reserves the right, without the consent of any recipient of any award under the Plan, to adopt any such clawback policies and procedures, including such policies and procedures applicable to the Plan or any award agreement with retroactive effect.
10.    Committee’s Powers. No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee pursuant to the terms of the Plan, including, without limitation, the Committee’s rights to make certain determinations and elections with respect to the Restricted Shares.
11.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.
12.    Non-Alienation. Employee shall not have any right to pledge, hypothecate, anticipate or assign this Agreement or the rights hereunder, except by will or the laws of descent and distribution.
13.    Not a Contract of Employment or Service. This Agreement shall not be deemed to constitute a contract of employment or service, nor shall any provision hereof affect (a) the right of the Company to discharge Employee at will or (b) the terms and conditions of any other agreement between the Company and Employee except as expressly provided herein.

14.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.
15.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.
IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and Employee has executed this Agreement, all effective as of the Effective Date.

OIL STATES INTERNATIONAL, INC.

Cindy B. Taylor
President and Chief Executive Officer

EMPLOYEE